Exhibit 99.1

Microsoft Cloud Strength Drives Second Quarter Results

REDMOND, Wash. — January 26, 2021 — Microsoft Corp. today announced the following results for the quarter ended December 31, 2020, as compared to the corresponding period of last fiscal year:

•	Revenue was $43.1 billion and increased 17%
•	Operating income was $17.9 billion and increased 29%
•	Net income was $15.5 billion and increased 33%
•	Diluted earnings per share was $2.03 and increased 34%

“What we have witnessed over the past year is the dawn of a second wave of digital transformation sweeping every company and every industry,” said Satya Nadella, chief executive officer of Microsoft. “Building their own digital capability is the new currency driving every organization’s resilience and growth. Microsoft is powering this shift with the world’s largest and most comprehensive cloud platform.”

“Accelerating demand for our differentiated offerings drove commercial cloud revenue to $16.7 billion, up 34% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We continue to benefit from our investments in strategic, high-growth areas.”

Business Highlights

Revenue in Productivity and Business Processes was $13.4 billion and increased 13% (up 11% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 11% (up 9% in constant currency) driven by Office 365 Commercial revenue growth of 21% (up 20% in constant currency)
•	Office Consumer products and cloud services revenue increased 7% (up 6% in constant currency) and Microsoft 365 Consumer subscribers increased to 47.5 million
•	LinkedIn revenue increased 23% (up 22% in constant currency)
•	Dynamics products and cloud services revenue increased 21% (up 18% in constant currency) driven by Dynamics 365 revenue growth of 39% (up 37% in constant currency)

Revenue in Intelligent Cloud was $14.6 billion and increased 23% (up 22% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 26% (up 24% in constant currency) driven by Azure revenue growth of 50% (up 48% in constant currency)

Revenue in More Personal Computing was $15.1 billion and increased 14% (up 13% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 1%
•	Windows Commercial products and cloud services revenue increased 10% (up 8% in constant currency)
•	Xbox content and services revenue increased 40% (up 38% in constant currency)

•	Surface revenue increased 3% (up 1% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 2% (up 1% in constant currency)

Microsoft returned $10 billion to shareholders in the form of share repurchases and dividends in the second quarter of fiscal year 2021, an increase of 18% compared to the second quarter of fiscal year 2020.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Responding to COVID-19

At Microsoft, our focus remains on ensuring the safety of our employees, striving to protect the health and well-being of the communities in which we operate, and providing technology and resources to our customers and partners to help them do their best work while remote. Additional information about Microsoft’s COVID-19 response can be found here.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on January 26, 2022.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2019 As Reported	$36,906	$13,891	$11,649	$1.51
2020 As Reported	$43,076	$17,897	$15,463	$2.03
Percentage Change Y/Y	17%	29%	33%	34%
Constant Currency Impact	$494	$383	$379	$0.05
Percentage Change Y/Y Constant Currency	15%	26%	29%	31%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2019 As Reported	$11,826	$11,869	$13,211
2020 As Reported	$13,353	$14,601	$15,122
Percentage Change Y/Y	13%	23%	14%
Constant Currency Impact	$173	$168	$153
Percentage Change Y/Y Constant Currency	11%	22%	13%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office Commercial products and cloud services	11%	(2)%	9%
Office 365 Commercial	21%	(1)%	20%
Office Consumer products and cloud services	7%	(1)%	6%
LinkedIn	23%	(1)%	22%
Dynamics products and cloud services	21%	(3)%	18%
Dynamics 365	39%	(2)%	37%
Server products and cloud services	26%	(2)%	24%
Azure	50%	(2)%	48%
Windows OEM	1%	0%	1%
Windows Commercial products and cloud services	10%	(2)%	8%
Xbox content and services	40%	(2)%	38%
Surface	3%	(2)%	1%
Search advertising excluding traffic acquisition costs	2%	(1)%	1%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of December 31, 2020. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Revenue:
Product	$19,460	$18,255	$35,263	$34,023
Service and other	23,616	18,651	44,967	35,938

Total revenue	43,076	36,906	80,230	69,961

Cost of revenue:
Product	6,058	4,966	9,655	8,271
Service and other	8,136	7,392	15,541	14,493

Total cost of revenue	14,194	12,358	25,196	22,764

Gross margin	28,882	24,548	55,034	47,197
Research and development	4,899	4,603	9,825	9,168
Sales and marketing	4,947	4,933	9,178	9,270
General and administrative	1,139	1,121	2,258	2,182

Operating income	17,897	13,891	33,773	26,577
Other income, net	440	194	688	194

Income before income taxes	18,337	14,085	34,461	26,771
Provision for income taxes	2,874	2,436	5,105	4,444

Net income	$15,463	$11,649	$29,356	$22,327

Earnings per share:
Basic	$2.05	$1.53	$3.88	$2.93
Diluted	$2.03	$1.51	$3.85	$2.90

Weighted average shares outstanding:
Basic	7,555	7,621	7,561	7,628
Diluted	7,616	7,691	7,627	7,701

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Net income	$15,463	$11,649	$29,356	$22,327

Other comprehensive income (loss), net of tax:
Net change related to derivatives	8	(4)	12	(6)
Net change related to investments	(492)	(420)	(693)	157
Translation adjustments and other	741	230	852	(66)

Other comprehensive income (loss)	257	(194)	171	85

Comprehensive income	$15,720	$11,455	$29,527	$22,412

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions) (Unaudited)

	December 31, 2020	June 30, 2020

Assets
Current assets:
Cash and cash equivalents	$14,432	$13,576
Short-term investments	117,536	122,951

Total cash, cash equivalents, and short-term investments	131,968	136,527
Accounts receivable, net of allowance for doubtful accounts of $642 and $788	27,312	32,011
Inventories	1,924	1,895
Other current assets	12,769	11,482

Total current assets	173,973	181,915
Property and equipment, net of accumulated depreciation of $47,715 and $43,197	51,737	44,151
Operating lease right-of-use assets	10,298	8,753
Equity investments	3,794	2,965
Goodwill	44,219	43,351
Intangible assets, net	6,555	7,038
Other long-term assets	13,561	13,138

Total assets	$304,137	$301,311

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,770	$12,530
Current portion of long-term debt	5,387	3,749
Accrued compensation	6,838	7,874
Short-term income taxes	1,562	2,130
Short-term unearned revenue	30,402	36,000
Other current liabilities	10,527	10,027

Total current liabilities	67,486	72,310
Long-term debt	55,136	59,578
Long-term income taxes	26,701	29,432
Long-term unearned revenue	2,985	3,180
Deferred income taxes	174	204
Operating lease liabilities	8,875	7,671
Other long-term liabilities	12,544	10,632

Total liabilities	173,901	183,007

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,546 and 7,571	81,896	80,552
Retained earnings	44,973	34,566
Accumulated other comprehensive income	3,367	3,186

Total stockholders’ equity	130,236	118,304

Total liabilities and stockholders’ equity	$304,137	$301,311

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Operations

Net income	$15,463	$11,649	$29,356	$22,327

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,761	3,203	5,406	6,174

Stock-based compensation expense	1,566	1,340	3,022	2,602

Net recognized gains on investments and derivatives	(354)	(203)	(482)	(192)

Deferred income taxes	(17)	(53)	(28)	(230)

Changes in operating assets and liabilities:

Accounts receivable	(4,008)	(4,203)	4,835	5,887

Inventories	788	799	(20)	238

Other current assets	730	165	676	(273)

Other long-term assets	(1,499)	(517)	(1,561)	(850)

Accounts payable	33	(7)	348	(554)

Unearned revenue	(3,227)	(2,936)	(6,291)	(5,828)

Income taxes	(2,368)	(471)	(3,351)	(3,807)

Other current liabilities	1,755	1,489	(1,196)	(1,831)

Other long-term liabilities	893	425	1,137	835

Net cash from operations	12,516	10,680	31,851	24,498

Financing

Repayments of debt	(3,250)	(18)	(3,250)	(2,518)

Common stock issued	302	234	847	661

Common stock repurchased	(6,535)	(5,206)	(13,278)	(10,118)

Common stock cash dividends paid	(4,230)	(3,886)	(8,086)	(7,396)

Other, net	79	(39)	(156)	247

Net cash used in financing	(13,634)	(8,915)	(23,923)	(19,124)

Investing

Additions to property and equipment	(4,174)	(3,545)	(9,081)	(6,930)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(415)	(80)	(896)	(542)

Purchases of investments	(15,092)	(19,011)	(29,672)	(42,401)

Maturities of investments	15,264	11,230	29,530	30,312

Sales of investments	2,421	5,370	4,835	11,749

Other, net	327	0	(1,756)	0

Net cash used in investing	(1,669)	(6,036)	(7,040)	(7,812)

Effect of foreign exchange rates on cash and cash equivalents	14	18	(32)	(54)

Net change in cash and cash equivalents	(2,773)	(4,253)	856	(2,492)

Cash and cash equivalents, beginning of period	17,205	13,117	13,576	11,356

Cash and cash equivalents, end of period	$14,432	$8,864	$14,432	$8,864

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Revenue
Productivity and Business Processes	$13,353	$11,826	$25,672	$22,903
Intelligent Cloud	14,601	11,869	27,587	22,714
More Personal Computing	15,122	13,211	26,971	24,344

Total	$43,076	$36,906	$80,230	$69,961

Operating Income
Productivity and Business Processes	$6,181	$5,182	$11,887	$9,964
Intelligent Cloud	6,492	4,531	11,914	8,420
More Personal Computing	5,224	4,178	9,972	8,193

Total	$17,897	$13,891	$33,773	$26,577